Exhibit 3.1

PAGE 1 of 1

Service Request# 20167102457

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8043020
KLINELAW GROUP PC
15615 ALTON PKWY
SUITE 450
IRVINE, CA 92618

12-15-2016

ATTN: SCOTT C KLINE

DESCRIPTION		AMOUNT
5037780 - J.E.M. CAPITAL INC.		
0240Y Amendment Name		
	Amendment Fee	$30.00
	Receiving/Indexing	$115.00
	Surcharge Assessment-New Castle County	$6.00
	Page Assessment-New Castle County	$18.00
	Data Entry Fee	$5.00
	Court Municipality Fee, Wilm.	$20.00
	Expedite Fee, 24 Hour	$100.00
5037780 - J.E.M. CAPITAL INC.		
8100 Certified Copy - 2 Copies		
	Certification Fee	$100.00
	TOTAL CHARGES	$394.00
	TOTAL PAYMENTS	$394.00
	BALANCE	$0.00

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT
COPY OF THE CERTIFICATE OF AMENDMENT OF "ZOSANO, INC.",
CHANGING ITS NAME FROM "ZOSANO, INC." TO "J.E.M. CAPITAL INC.",
FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D.
2016, AT 1:29 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE
NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:29 PM 12/15/2016
FILED 01:29 PM 12/15/20I6
SR 20167102457 – File Number 5037780

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Zosano, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered" I . " so that, as amended, said Article shall be and read as follows:

The name of this corporation is J.E.M. Capital Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed thiS 12th day of December  2016.